Exhibit 99.1

LinkedIn Post - ANV

We’re excited to announce that ANV has entered into a definitive agreement to acquire Open Lending (NASDAQ: LPRO), a market leader in insurance-backed lending solutions.

Founded more than two decades ago, Open Lending partners with credit unions and other financial institutions to help expand access to automotive financing. The company's proprietary technology platform and insurance-backed credit structure enable lenders to manage risk, improve loan performance, and serve borrowers who would otherwise have limited access to affordable auto credit. Open Lending has facilitated over one million auto loans since inception and is the clear market leader in its space.

This transaction directly advances ANV's insurance-backed credit strategy and is expected to strengthen and expand our U.S. footprint. Open Lending will continue to serve its customers and distribution partners as it does today, while benefiting from ANV's platform and resources.

We look forward to welcoming Jessica Buss and the entire Open Lending team to ANV.
Additional legal information can be found at: https://tinyurl.com/4kp2u5nu

#Insurance #MGA #InsurTech #AutoLending #CreditInsurance #SpecialtyInsurance

Additional Information and Where to Find It

The offer for the shares of Open Lending’s common stock (the “Offer”)has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell Open Lending’s securities, nor is it a substitute for the Offer materials that ANV and Lakers Acquisition Sub, Inc., a subsidiary of ANV (the “Purchaser”), will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the Offer. A solicitation and offer to buy shares of Open Lending’s common stock will only be made pursuant to the Offer materials that ANV and Purchaser intend to file with the SEC. At the time the Offer is commenced, ANV and Purchaser will file Offer materials on Schedule TO with the SEC, and Open Lending will thereafter file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF OPEN LENDING SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE OFFER. The Offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the solicitation/recommendation statement, will be made available to all stockholders of Open Lending at no expense to them at Open Lending’s website at www.openlending.com and (once they become available) will be mailed to Open Lending’s stockholders free of charge. The information contained in, or that can be accessed through, Open Lending’s website is not a part of, or incorporated by reference herein. The Offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the solicitation/recommendation statement, will also be made available for free on the SEC’s website at www.sec.gov. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other Offer documents, as well as the solicitation/recommendation statement, Open Lending files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Open Lending with the SEC for free on the SEC’s website at www.sec.gov.

Cautionary Note Regarding Forward Looking Statements

This communication contains “forward-looking statements” that involve substantial risks and uncertainties, including statements regarding the proposed acquisition of Open Lending by ANV and the benefits of the transaction, the anticipated occurrence, manner and timing of the proposed tender offer and the closing of the transaction. All statements, other than statements of historical facts, contained in this communication, including statements regarding Open Lending’s strategy, future operations, future financial position, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on Open Lending management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties as to the timing of the tender offer and the completion of the transaction; uncertainties as to how many shares of Open Lending common stock will be tendered in the tender offer; the fact that the completion of the transaction is subject to the receipt of regulatory approvals and the satisfaction of other closing conditions not within Open Lending’s or ANV’s control and which may not be satisfied or waived (to the extent legally permissible); the risk that the transaction is not consummated in a timely manner or at all; the effects of the announcement of the transaction on the trading price of shares of Open Lending common stock; the effect of the announcement of the transaction on Open Lending’s operations and Open Lending’s relationships with customers, business partners, management and employees; the risk that the transaction may divert management’s attention from ongoing business or delay or prevent Open Lending from undertaking business opportunities that may arise prior to the completion of the transaction or any other action Open Lending would otherwise take with respect to the operations of Open Lending; changes in Open Lending’s business during the period between announcement and closing of the transaction; any legal proceedings that may be instituted or threatened related to the transaction; and other important factors, any of which could cause Open Lending’s actual results to differ materially from those contained in the forward-looking statements. For a discussion of other risks and uncertainties, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in Open Lending’s most recent filings with the SEC and in other filings that Open Lending makes with the SEC in the future. In addition, the forward-looking statements included in this communication speak only as of the date hereof. Open Lending specifically disclaims any obligation or undertaking to update or revise any forward-looking statements, except as required by law.